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                                                              EXHIBIT 99.B1(D)

                          MASTER INVESTMENT PORTFOLIO
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                           CERTIFICATE OF AMENDMENT
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                          TO THE CERTIFICATE OF TRUST
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       The undersigned hereby certifies that the Board of Trustees of Master
Investment Portfolio took the following action at a meeting held on June 11, 1998:

   1. The name of the business trust is MASTER INVESTMENT PORTFOLIO (the "Business Trust").

   2. Pursuant to the powers vested in the Trustees, a new series of Interests be, and it hereby is, established and designated as the "Money Market Master Portfolio" (the "New Series").

   3. The New Series shall have exactly the same preferences, privileges, limitations, and rights, including voting and dividend rights, as any previously existing series.

   4. Only the Interests in the New Series shall be subject to the expenses and fees of the New Series; and further, the New Series shall be subject to a pro rata portion of the general expenses and fees of the Trust, as are any previously existing series.

   5. This Amendment is made pursuant to the "Interest" Section of Article III of the Amended and Restated Agreement and Declaration of Trust, which reserves the right to the Trustees to establish and designate new series of Interests in accordance with the provisions of Section 1, and authorizes the Trustees to fix and determine the variations in the relative rights and preferences as between the different series, and no vote of the Holders is necessary under Article X,
Section 8, of the Amended and Restated Agreement and Declaration of Trust, to make such amendment.

   6.  The Certificate of Amendment is effective immediately.


   IN WITNESS WHEREOF, the undersigned, being a trustee of the Business Trust, has duly executed this Certificate of Amendment as of this 19th day of August, 1998.


                                              /s/ R. GREG FELTUS
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                                              R. Greg Feltus, Trustee

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